EXHIBIT 10.17
                                                                   -------------

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT made at Findlay, Ohio and effective as of January 1, 1994, by and between TBC CORPORATION, a Delaware corporation, with its principal offices located at 4770 Hickory Hill, Memphis, Tennessee 38141 (hereinafter called "TBC") and COOPER TIRE & RUBBER COMPANY, a Delaware corporation, with its principal offices located at Lima & Western Avenues, Findlay, Ohio 45840 (hereinafter called "COOPER").

                                   WITNESSETH:

         In consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

         1.       QUANTITY
                  --------

         COOPER agrees to manufacture and sell, upon the terms and subject to the conditions hereof, and to make shipments as provided hereinafter, and TBC agrees to purchase passenger, light truck and medium truck tires bearing brand names owned and/or controlled by TBC and generic brands as offered by COOPER (individually "Passenger Tire(s)", "Light Truck Tire(s)" or "Medium Track
Tire(s)", as the case may be, and collectively "Tire(s)") and inner tubes ("Tubes"), in such sizes, types and quantities as agreed to by the parties.

         2.       MOLDS
                  -----
         TBC will furnish all molds, plates and rings required for the production of Tires, unless otherwise agreed to in writing. Cooper will furnish all mold equipment required to produce Tubes.

         TBC shall be responsible for all costs involved in mold preparation or modification, in those molds owned by TBC, necessary to comply with government laws, rules, standards and regulations.

         COOPER shall keep all molds, rings and plates in good operating condition, normal wear and tear excepted. COOPER shall be responsible only for its negligence in the use and handling of said molds, rings and plates. COOPER shall insure all molds, rings and plates against loss by fire, lightning and perils covered by extended coverage insurance and endorsements.


         3.       FORECASTS, PRODUCTION ORDERS, PRODUCTION AND SHIPMENT
                  -----------------------------------------------------
                  REPORTS
                  -------

         Any required Tire forecasts, production orders, production and shipment reports shall be in accordance with the provisions of an operating procedure as agreed upon between the parties from time to time.

         The following operating procedures will be followed unless otherwise agreed to in writing:

         TBC and COOPER shall agree no later than the 1st day of September of each year during the life of this Agreement what TBC's estimated production requirements forecast will be, by size and type, for the subsequent year.

         In addition to the above annual estimated production requirements forecast, TBC will provide COOPER with a ninety (90) day production requirements forecast by size and type, acceptable to COOPER, updated monthly, by the 12th day of each month.

         It is agreed TBC will purchase all winter Passenger Tires for which TBC requests production and further all said Tires will be purchased prior to December 15 of each calendar year. Should any of said Tires remain in COOPER's inventory for which there are no instructions for shipment prior to December 31, TBC agrees to accept transfer of title and related invoices during December and to pay such invoices when due.

         4.       PRICE
                  -----

         COOPER's billing prices to TBC for Tires and Tubes sold and purchased hereunder will be established by COOPER prior to the beginning of each calendar quarter during the life of this Agreement and will be firm for that quarter. COOPER will notify TBC of any changes in billing prices thirty (30) days prior to the start of such quarter. Exhibit A is a listing of billing prices in effect on January 1, 1994.

         From time to time, it may be in the best interests of both parties to forgo a price revision at the start of a calendar quarter. In such an event, COOPER reserves the right to revise prices once, at any time during said quarter, upon thirty (30) days prior written notice to TBC.

         Notwithstanding the above, COOPER's billing prices to TBC for winter Passenger Tires sold and purchased hereunder will be established by COOPER and will be firm for the period of May 15 - December 15 of each calendar year during the life of this Agreement; provided, however, during any other period of the Agreement, COOPER may change the billing prices to TBC.

         5.       PAYMENT TERMS
                  -------------

         TBC agrees to pay COOPER the net billing price for all Tires and Tubes purchased hereunder within sixty (60) days of the date of invoice. Anticipation discounts will be allowed on advanced payments computed using (i) a variable daily rate based on the prime interest rate as quoted in The Wall Street Journal
                                                         -----------------------
plus one and one-half percent (1.5%), (ii) the amount prepaid, and (iii) the number of days paid in advance as determined by date of receipt of funds by COOPER.

         6.       FREIGHT
                  -------

         All shipments are F.O.B. COOPER's factory warehouses, freight collect. All shipments will be in full truckloads and full pallet quantities.

         7.       SPECIFICATIONS
                  --------------

         All specifications used by COOPER in Tires and Tubes shall be the same or equivalent to the specifications used by COOPER in the manufacture of the same sizes and types of tires and inner tubes bearing COOPER-owned or controlled trademarks, unless otherwise agreed in writing between the parties hereto.

         COOPER agrees it will notify TBC in writing of the following:

         (a) Any change in any specification for Tires and/or Tubes furnished hereunder which will be, in the sole opinion of COOPER, a significant specification change; and,

         (b) Any change in any specification for Tires and/or Tubes furnished hereunder which will, in the sole opinion of COOPER, significantly affect the cost or performance of any of the Tires and/or Tubes being furnished hereunder.

         8.       BLEMISHED TIRES
                  ---------------

         TBC will purchase from COOPER those Blemished Tires which are raised letter Blemished Tires, and TBC shall have the right and option to purchase any other Blemished Tires resulting from the manufacture of Tires for TBC pursuant to this Agreement. Such Blemished Tires shall meet COOPER's established blemished specifications approved by TBC which approval shall not be unreasonably withheld. The price for such Blemished Tires shall be discounted twenty-five percent (25%).

         TBC shall not be obligated to purchase (i) nonuniform Tires, (ii) tubeless Tires when downgraded from tubeless to tube-type, or (iii) Blemished Tires for which the blemished specifications are not approved by TBC, as provided above. TBC-owned or controlled brand names or identification, excepting the Department of Transportation Identification Number, shall be removed from such downgraded Tires prior to being sold or disposed of by COOPER.

         Notwithstanding the above, in the event TBC should refuse to purchase any raised letter Blemished Tires for which TBC has approved the Blemished specifications, COOPER shall have the right to sell such Blemished Tires without removing the raised letters, provided all other TBC trademarks or other identification, except the Department of Transportation Identification Number, are removed from such raised letter Blemished Tires.

         9.       ADJUSTMENTS
                  -----------
         EXCEPT AS SET FORTH HEREIN, COOPER MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COOPER BE LIABLE TO TBC ON A CLAIM OF ANY KIND FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING
WITHOUT LIMITATIONS, LOSS OF ANTICIPATED PROFITS, OR DAMAGE TO BUSINESS REPUTATION.

         (a)      Definitions
                  -----------
                  (i)      Adjustable Tires
                           ----------------
                           Adjustable  Tires  shall mean those  Tires which have
                           been  placed  in  service  and  are   adjustable   in
                           accordance  with  COOPER's   standard   practice  for
                           adjusting tires.

                  (ii)     New Adjustable Tires
                           --------------------
                           New Adjustable Tires shall mean any COOPER-manufactured and/or sold Tire (excepting all steel Light Truck and Medium Radial Truck Tires) with two-thirty-seconds inch (2/32nds") or less tread wear and is adjustable in accordance with COOPER's standard practice for adjusting tires. With respect to all steel Light Truck and Medium Radial Truck Tires, a New Adjustable Tire shall mean any COOPER-manufactured and/or sold all steel Light Truck and Medium Radial Truck Tire with one-thirty seconds (1/32nds") or less tread wear and is adjustable in accordance with COOPER's standard practice for adjusting tires.

                  (iii)    Adjustable Tubes
                           ----------------
                           Adjustable  Tubes  shall mean those  Tubes  which are
                           adjustable  in  accordance  with  COOPER's   standard
                           practice for adjusting inner tubes.

         (b)      Adjustment Practice
                  -------------------
                  TBC will adjust, initially at its expense, all Tires and Tubes sold hereunder.

         (c)      Adjustment Verification
                  -----------------------
                 TBC's customers shall return all Adjustable Tires and Tubes to locations specified by COOPER to be examined by COOPER's adjustor.

                  Any shipment of Adjustable Tires by a TBC customer to COOPER in quantities weighing less than one thousand (1,000) pounds shall be freight prepaid.  TBC will  advise its  customers  to make  all such  shipments
         freight   prepaid.  The  freight  expense  for  any  shipment  of  less than one thousand (1,000) pounds, if sent freight collect will be charged to TBC. All shipments of Adjustable Tires in quantities weighing one thousand (1,000) pounds or more may be shipped freight collect, and the freight expense for such shipments will be borne and paid for by COOPER.

                  Freight on shipments of Adjustable Tubes will be determined as follows: If the Adjustable Tubes are included in a shipment of Adjustable Tires, the provisions of the prior paragraph will apply. If the shipment consists entirely of Adjustable Tubes, it will be accepted freight collect but the customer will be charged back for freight costs as follows:

         Weight of Adjustable Tube Shipment           Freight Chargeback
         ----------------------------------           ------------------

                  1,000 pounds or more                         None

                  500 to 1,000 pounds                          50%

                  200 to 499 pounds                            75%

                  under 200 pounds                             100%

                  After verification by COOPER of the adjustable condition, TBC shall be reimbursed in accordance with Subsection (d) below.

                  Adjustable Tires and/or Adjustable Tubes shall become COOPER's
         property,   after  verification  of  the  adjustable   condition,   for
         reclassification and disposition.

                  Such Adjustable Tires shall be reclassified by COOPER as either being scrap tires or used tires. Upon such reclassification COOPER shall:

                  (i)      Render those Adjustable  Tires or  Tubes reclassified
                           to  scrap   tires  or  tubes   unusable   prior   to
                           disposition; and

                  (ii) Brand those Adjustable Tires reclassified to "used tire nonadjustable" prior to resale.

                  (iii)    Allow to TBC a salable  value,  determined by COOPER,
                           for   those   tires   reclassified   to  "used   tire
                           nonadjustable."

         New Adjustable Tires shall be returned by TBC's customers to COOPER freight collect to a location specified by COOPER.

         New Adjustable Tires shall become COOPER's property after verification of the adjustable condition. If such New Adjustable Tires are resold by COOPER to someone other than TBC, COOPER shall remove all TBC identification from such New

Adjustable Tires except any brand name owner designation in the Department of Transportation's identification number.

         (d)      Reimbursement
                  ------------
                  (i)      Adjustable Tires
                           ----------------
                           For each annual production period (calendar year), COOPER agrees to reimburse TBC for Adjustable Tires manufactured and sold by COOPER to TBC and which are submitted to COOPER for verification of the adjustable condition within twenty-four (24) months from the end of the calendar year of manufacture as follows:

                                    Large Bias and Radial  Truck  Tires (20" and
                                    larger) - any adjusted over and above a four
                                    percent  (4%)   cumulative  unit  adjustment
                                    level for all such Large Truck Tires.

                                    All  Passenger  Car and  Light  Truck  Tires
                                    (Highway and Snow) - any adjusted over and above a two percent (2%) cumulative unit adjustment level for all such Passenger Car and Light Truck Tires.

                           COOPER's reimbursement to TBC for a Tire adjusted over and above the cumulative unit adjustment level will be based upon the annual average price (excluding any applicable Federal Excise Tax) to TBC for such Tire during the production year in which the Tire was produced times the percentage of treadwear (nonskid) remaining.

                           Tires are considered one hundred percent (100%) worn when the tread depth remaining is two-thirty-seconds inch (2/32") or less and no reimbursement shall be made for such Tires.

                           COOPER shall provide TBC on a quarterly basis the results of COOPER's adjustment verification in a form mutually agreeable to both parties.

                  (ii)     New Adjustable Tires
                           --------------------
                           COOPER agrees to reimburse TBC, after verification by COOPER of the adjustable condition, in full for all New Adjustable Tires returned to locations designated by COOPER, freight collect; provided, however, any applicable Federal Excise Tax will be refunded only on New Adjustable Tires which have vent marks on the face of the tread.

                  (iii)    Adjustable Tubes
                           ----------------
                           Cooper agrees to reimburse TBC, after verification by Cooper of the adjustable condition, in full for all Adjustable Tubes returned to locations designated by Cooper.

         (e)      Road Hazards
                  ------------
                  It is expressly understood COOPER at no time shall have any obligation for Road Hazard adjustments, or for any of those conditions or circumstances which have historically been considered as a basis for Road Hazard adjustments.

         (f)      Adjustments After Termination
                  -----------------------------
                  In the event this Agreement is terminated for any reason, then COOPER shall thenceforth continue its above described and limited responsibility for adjustments of Adjustable Tires, New Adjustable Tires and Adjustable Tubes, but only for a period of thirty (30) months from and after the effective date of termination of this Agreement. Notwithstanding any other term or condition contained herein, after said thirty (30) month period, COOPER shall have no further liability or responsibility for any adjustment expenses or costs of any kind or nature whatsoever other than product liability as set forth in Paragraph 12. "Product Liability."

         (g)      No Admission
                  ------------
                  It is expressly understood and agreed any reimbursement by COOPER, pursuant to the foregoing, shall not in any way be determined or construed as an admission or indication on the part of COOPER, or any other party, that said Tire or Tube is, in fact, either defective in workmanship and/or material, of poor or unmerchantable quality, or in any way unfit for the use for which it was intended.

         10.      UNIFORM TIRE QUALITY GRADING, CONSUMER TIRE REGISTRATION
                  --------------------------------------------------------
                  AND DEFECT AND NONCOMPLIANCE REPORTS
                  ------------------------------------

         COOPER will perform Uniform Tire Quality Grading tests for Passenger Tires and provide TBC the results thereof in order to mutually determine and assign Uniform Tire Quality Grades for each size and type of Passenger Tire. TBC recognizes and agrees to perform its responsibilities under 49 CFR 575.6 including, but not limited to, submission of grading information to the National Highway Traffic Safety Administration and the distribution of grading information to consumers.

        Consumer tire  registration  procedures  will be handled by TBC and, in the event of a recall  pursuant  to  Section  11.,  COOPER  agrees to assume and perform
any  and   all   responsibilities   of  TBC  under  49  CFR 573   ( "Defect  and
Noncompliance Reports"), provided TBC shall:

         (a)      maintain lists of purchasers;

         (b)      jointly report with COOPER defects  per agreement, pursuant to
                  Subsection 11.1(b),  to  the   National Highway Traffic Safety
                  Administration;

         (c) jointly report with COOPER nonconformities per agreement, pursuant to Subsection 11.1(b), to motor vehicle safety standards to the National Highway Traffic Safety Administration;

         (d)      provide  COOPER   with   quarterly   reports  on   defect  and
                  noncompliance notification campaigns for filing with the National Highway Traffic Safety Administration; and

         (e) provide COOPER with copies of communications with distributors, dealers and purchasers regarding defects and noncompliance for filing with the National Highway Traffic Safety Administration.

         TBC agrees to assume and perform any and all responsibilities of TBC and COOPER under 49 CFR 577 ("Defect and Noncompliance Notification"), including, but not limited to, notifying purchasers and owners of defective and noncomplying Tires provided, however, COOPER shall provide to TBC a proposed form of the notice to be given and the parties shall agree as to the final form of such notice.

         11.      RECALL
                  ------
         11.1 Without affecting any other provision herein, COOPER agrees, in accordance with Subsection 11.2, to replace for TBC, or reimburse TBC, for all new and used Tires, including Blemished Tires, which COOPER has manufactured and supplied to TBC under this Agreement which are:

         (a)      recalled, either in accordance with:

                  (i) an order of the Department of Transportation or the National Highway Traffic Safety Administration validly issued under the provisions of the National Traffic and Motor Vehicle Safety Act of 1966, as amended; or

                  (ii)     any state law; or

         (b) recalled per agreement between the parties hereto which are defective in a way relating to motor vehicle safety or which fail to conform with the National Traffic and Motor Vehicle Safety Act of 1966, as amended, which agreement shall not be unreasonably withheld by either party.

         11.2 In the event of a recall, as set forth above, for those recalled Tires returned to COOPER by TBC, COOPER, at its option, shall either:

         (a) replace the recalled Tires freight prepaid with identical or reasonably equivalent tires; or

         (b) pay TBC the total replacement price including freight for the Tires, plus any transportation expense necessary to return the recalled Tires from TBC locations to COOPER-designated locations.

         11.3 In the event of a recall referred to in Subsection 11.1, COOPER shall, in the case of Tires which have been placed in service by consumers and returned as a result of the recall, pay six dollars ($6.00) per Tire replaced to cover mounting and balancing expense.

         11.4 This Section 11. of this Agreement shall continue in effect following the termination of this Agreement so long as Tires made under this Agreement are subject to the recall provisions of any applicable state or Federal law.

         12.      PRODUCT LIABILITY
                  -----------------
         COOPER agrees to hold harmless and indemnify TBC and undertake TBC's defense from and against all claims, demands, losses, expenses, damages, recoveries and settlements approved by COOPER or judgments (including attorneys' fees) for death, personal injury or property damage arising or alleged to have arisen from or attributable to any defect in workmanship and/or material or COOPER design of any Tires or Tubes supplied by COOPER to TBC.

         TBC agrees to hold harmless and indemnify COOPER and undertake COOPER's defense from and against all claims, demands, losses, expenses, damages, recoveries and settlements approved by TBC, or judgments (including attorneys' fees) for death, personal injury or property damage arising, or alleged to have arisen from, or attributable to:

         (a) the negligence of TBC or any of its agents, servants or employees in connection with any Tires or Tubes supplied by COOPER to TBC;

         (b) any failure to provide appropriate and adequate user instructions, installation instructions, labeling (excluding any labeling required to be placed on Tires by statute and/or regulation of the United States or any state therein) or warning copy;

         (c) any advertising, promotional materials or other items or matters related to the distribution and marketing of any Tires or Tubes supplied by COOPER to TBC; and

        (d)      any unique design or specification by, or provided by, TBC.

         If either TBC or COOPER proposes to claim indemnity or reimbursement, under the terms of this Agreement, from the other, it shall:

         (a) give the other party reasonably prompt notice of the pendency of any such claim or case after it learns of such claim or case;

         (b) make known to the other party any material fact concerning such claim or action; and

         (c) give its complete cooperation to the other party, including the cooperation of its officers, agents and employees.

         The party from whom indemnification is claimed under the terms of this Agreement shall have the right to control the defense of such claim or case, and it shall have the further right to settle or compromise such claim or case as it deems advisable.

         This Section 12. shall survive the termination of this Agreement.

         13.      CONTINGENCIES
                  -------------
         Neither party to this Agreement shall be held liable or deemed to be in default if prevented from performing the obligations of this Agreement by reason of fire, flood, acts of God, war, riots, labor disturbances, strikes, slowdowns, lockouts, sabotage, embargoes, failure of transportation, inability to obtain raw material or supplies or equipment, government laws or requirements or regulations, or any cause or circumstances beyond its reasonable control. In the event of limited production due to any of the causes listed above, COOPER agrees to furnish Tires or Tubes to TBC on a pro rata basis of remaining available capacity for similar sizes and types of Tires or Tubes as the case may be.

         14.      PATENTS AND TRADEMARKS
                  ----------------------
         COOPER shall indemnify TBC from all expense resulting from any actual or alleged infringement of any U.S. Letters Patent by reason of COOPER's use of methods, processes of manufacturing materials, machinery or equipment in connection with the Tires and Tubes furnished to TBC under this Agreement; provided TBC shall promptly notify COOPER in writing of any claim or lawsuit against TBC, transmit to COOPER all documents and information TBC has on the claim or lawsuit, cooperate fully in COOPER's defense of such claim or lawsuit, and allow COOPER full authority to settle or otherwise dispose of same.

         TBC shall indemnify COOPER from all expense resulting from actual or alleged infringement of any U.S. copyright or trademark right of TBC or of a third party because of COOPER's use of any such trade name, trademark or information furnished by TBC for the Tires and Tubes, provided COOPER shall promptly notify TBC in writing of any claim or lawsuit, transmit to TBC all documents and information COOPER has on the claim or lawsuit, cooperate fully in TBC's defense of such claim or lawsuit, and allow TBC full authority to settle or otherwise dispose of same.

         15.      CONFIDENTIALITY
                  ----------------
         In connection with COOPER's manufacturing and supplying Tires and Tubes to TBC hereunder, COOPER has and, from time to time, will be furnishing TBC, verbally and in writing, certain confidential and proprietary information for a multiple range of sizes, constructions, designs and applications of Tires and Tubes and other nonpublic, confidential and/or proprietary COOPER information ("COOPER Confidential Information"). In consideration of furnishing COOPER Confidential Information, TBC agrees:

         (a) COOPER Confidential Information will be kept confidential and shall not, without COOPER's prior written consent, be disclosed by TBC, its agents or employees, in any manner whatsoever, in whole or in part, and shall not be used by TBC, its agents or employees, other than in connection with the purchase of Tires and Tubes hereunder. Moreover, TBC agrees to transmit the COOPER Confidential Information only to TBC agents and employees who need to know such COOPER Confidential Information for the purpose of purchasing Tires and Tubes hereunder and who are informed by TBC of the confidential nature of the COOPER Confidential Information; provided, if COOPER Confidential Information is provided to any agent, such agent shall agree in writing to be bound by the terms and conditions of this Agreement. In any event, TBC shall be responsible for any breach of this Agreement by TBC's agents or employees.

         (b) TBC will know the location of any written COOPER Confidential Information. Any written COOPER Confidential Information will be returned to COOPER immediately upon request. Any written COOPER Confidential Information will be held and kept confidential and subject to the terms of this Agreement, or destroyed.

         (c) In the event TBC, or any agent or employee, becomes legally compelled to disclose any of the COOPER Confidential Information, TBC will provide COOPER with prompt notice so COOPER may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event such protective order or other remedy is not obtained, or COOPER waives compliance with the provisions of this Agreement, TBC and/or any agent or employee will furnish only that portion of the COOPER Confidential Information which is legally required and will exercise best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the COOPER Confidential Information.

         (d)      Notwithstanding   anything  to  the  contrary  herein,  COOPER
                  Confidential Information may be used by TBC and its employees in the ordinary course of its business.

         (e) The above confidentiality obligations shall apply equally to any nonpublic, confidential and/or proprietary TBC information, including any pricing information ("TBC Confidential Information") provided to COOPER. TBC Confidential Information may be used by COOPER and its employees in the ordinary course of its business.

         Both parties to this Agreement acknowledge that maintaining a reputation for quality products and services is an important aspect of doing business in the tire and inner tube industries. Accordingly, both parties agree not to make any public or private disclosures concerning the nonperformance of either party under the terms of this Agreement without the expressed written consent of the other party.

         16.      NOTIFICATION OF SIGNIFICANT EVENTS
                  ----------------------------------
         Each party shall notify the other of the occurrence of, or the reasonable anticipation of the occurrence of, any of the following events; provided the notifying party is not barred from doing so by either applicable law or the necessity of obtaining the consent of a third party (including any parent or subsidiary corporation) and in the event a third party's consent is required, the notifying party shall make a good faith effort to obtain the consent of such third party to so notify of:

         (a)      a change in ownership;

         (b) a transfer of business which would materially affect this Agreement;

         (c)      a merger, acquisition or consolidation; or

         (d) any other significant alterations in the organization or operation of the notifying party's business.

         17.      TERM AND TERMINATION
                  --------------------
         17.1     Term
                  ----
         This Agreement shall be effective commencing January 1, 1994, and shall continue thereafter until such time as either party gives the other party written notice of its intent to terminate this Agreement; provided, however, neither party shall be permitted to give such notice of termination prior to June 30, 2003. During the period from receipt of the notice of termination until the effective date of termination, TBC will continue to purchase under the terms of this Agreement and COOPER will continue to supply TBC's requirements for Tires under the terms of this Agreement.

         17.2     Termination for Breach
                  ----------------------
         In the event COOPER shall default in the performance of any obligation to be performed by it under this Agreement and said default shall not have been remedied within one hundred twenty (120) days after written notice thereof, TBC may (a) terminate this Agreement by written notice to COOPER, which termination shall be effective upon receipt by COOPER of said notice; (b) cancel any or all outstanding orders and/or shipping instructions; and/or (c) elect to cease purchasing any or all Tires and Tubes. In the event TBC shall default in the performance of any obligation to be performed by it under this Agreement and said default shall not have been remedied within (a) thirty (30) days, in the case of payment obligations which are not the subject of a dispute, or (b) one hundred twenty (120) days, in the case of other obligations after written notice thereof, COOPER may terminate this Agreement by written notice to TBC, which termination shall be effective upon receipt by TBC of said notice. The rights and remedies contained in this Section 17.2 are in addition to and not in lieu of any other rights and remedies which may be available to either party in the event of breach by the other.

         17.3     Termination for Insolvency, or Bankruptcy
                  -----------------------------------------
         If (a) a voluntary petition in bankruptcy shall be filed by either party, or (b) an involuntary petition in bankruptcy or petition alleging insolvency or inability to pay debts when due in the ordinary course of business shall be filed against either party and not be dismissed within thirty (30) days, or (c) a receiver shall be appointed for the assets of either party and not be dismissed within thirty (30) days, or (d) either party shall make an assignment for the benefit of creditors, shall become insolvent, or shall be unable to pay its debts when due in the ordinary course of business, the other party shall, to the extent permitted by law, have the right to terminate this Agreement upon notice to the party so affected.

         17.4     Termination for Adverse Events
                  ------------------------------
         Notwithstanding any other term or condition contained in this Agreement, either party may, at its sole option, terminate this Agreement upon written notice of termination to the other party upon the occurrence of any event which would adversely and materially affect the other party's security or materially increase such other party's financial risk; provided, however, should COOPER give notice to TBC pursuant hereto, termination will not occur and this Agreement will continue if TBC within ten (10) days of such notice, (i) pays COOPER all monies owing COOPER, whether due or not, and (ii) agrees to pay COOPER for future orders hereunder on a cash with order basis.

         17.5     Termination Inventory
                  ---------------------
         Should this Agreement be terminated (i) due to TBC's failure to make its payment obligations, or (ii) as provided pursuant to Section 17.3, COOPER may dispose of all Tires in process or in inventory at its discretion.

         In the event of any termination by either party for any other reason, pursuant to this Section 17., TBC will immediately purchase, accept delivery of, and pay for all Tires produced by COOPER prior to the date of such termination against TBC's firm order at the prices then in effect.

          It is specifically agreed TBC may purchase, on a C.O.D. basis, any or all Tires produced by COOPER in excess of the number it is required to purchase under the above provisions of this Section 17. at the prices then in effect, and any remaining Tires may be sold or disposed of by COOPER.

         18.      SURVIVAL OF OBLIGATIONS
                  -----------------------
         All obligations of either party pertaining to payment, reimbursement, warranty, adjustment, recall and indemnity, and all obligations hereunder which, by the terms of this Agreement, arise at or after termination, shall survive any termination of this Agreement as provided in the applicable section(s) hereof or for the duration of the applicable statute of limitations, whichever is shorter.

         19.      WAIVER
                  ------
         Waiver by TBC or COOPER of any breach of any of the terms and conditions contained herein shall not be construed as a waiver of any other term or condition hereof or of any other breach hereunder or any continuing breach hereunder.

         20.      MODIFICATION, ASSIGNMENT and CONTINUATION
                  -----------------------------------------
         Any modification or change in this Agreement can be made only in writing signed by the parties hereto. Neither party shall have the right to assign this Agreement without the prior written consent of the other party. Notwithstanding the above, COOPER shall review in good faith any TBC proposed assignment, or partial assignment, of this Agreement.

         Specific elements of consideration for a good faith review shall include, but not be limited to:

         (a)      continuation of the tire wholesaling business;

         (b)      impairment of overall credit-worthiness;

         (c)      merchandising strategy and customer service; and

         (d)      restructuring within the current ownership framework.

         Both parties to this Agreement acknowledge a general evaluation of business practices, reputation, integrity and credit-worthiness was an integral part of the decision to enter into this Agreement. In the event all or a majority of the stock of TBC is acquired by a third party without COOPER's prior written consent, COOPER shall have the option of terminating this Agreement upon giving such third party not less than one hundred eighty (180) days written notice of COOPER's intent to terminate this Agreement, provided such notice shall be given within ninety (90) days of the date TBC provides COOPER written notice of the completion of such sale. Upon the receipt of such notice from TBC, COOPER shall have the right to review and modify, in COOPER's sole discretion, the credit terms in effect for TBC prior to the consummation of the sale.

         21.      NOTICES
                  --------
         Notices and other communications, required or permitted hereunder, shall be sufficiently given, if in writing and when sent, by registered or certified United States mail, postage prepaid, addressed as follows:

                  If to COOPER:   President, The Cooper Tire Company
                                  COOPER TIRE & RUBBER COMPANY
                                  Lima & Western Avenues
                                  Findlay, Ohio 45840

                  If to TBC:      Mr. B. M. Hubbard
                                  Senior Vice President Purchasing & Engineering

                                  TBC CORPORATION
                                  4770 Hickory Hill
                                  P.O. Box 18342
                                  Memphis, Tennessee 38141

or to such other address as either party hereto shall furnish to the other in writing.

         22.      PROHIBITED CLAUSE
                  -----------------
         In the event any clause, or portion of a clause, of this Agreement is finally determined by a court of competent jurisdiction, from which an appeal either cannot be taken or is not taken, to be in violation of any applicable Federal, state or local law, all other clauses or portions of a clause of this Agreement shall nevertheless remain in full force and effect to the extent not clearly prohibited by applicable Federal, state or local law.

         23.      CAPTION AND SECTION AND SUBSECTION HEADINGS
                  --------------------------------------------
         The caption and section and subsection headings used herein are for convenience only and shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or subsection hereof.

         24.      ENTIRE AGREEMENT
                  ----------------
         This instrument and Exhibit A contain the entire agreement between the parties hereto regarding the matters contained herein.

         25.      GOVERNING LAW
                  -------------
          This Agreement shall be construed under the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                TBC CORPORATION


By: /s/ Jo Miller                      By: /s/ LOUIS S. DiPASQUA
   ----------------------------           ---------------------------------

                                       Title: President/COO
                                             ------------------------------

Title: Assistant Secretary             Date: April 25, 1994
      -------------------------             -------------------------------


ATTEST:                                COOPER TIRE & RUBBER COMPANY


By: /s/ P. G. Weaver                   By: /s/ P. W. ROONEY
   ----------------------------           ---------------------------------

                                       Title: President
                                             ------------------------------

Title: Tire Div. Controllor            Date: April 25, 1994
      -------------------------              ------------------------------

                                       By: /s/ W. C. HATTENDORF
                                          ---------------------------------

                                       Title: Treasurer
                                              -----------------------------

                                       Date: April 25, 1994
                                             ------------------------------